EXHIBIT 23
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


As independent registered public accountants, we hereby consent to the incorporation of our report dated March 30, 2007 relating to the consolidated financial statements of Spire Corporation and subsidiaries, for the years ended December 31, 2006 and December 31, 2005, included in this Form 10-KSB, into the Company's previously filed Registration Statement on Form S-8 (File No. 333-22223), Registration Statement on Form S-8 (File No. 333-128611) and Registration Statement on Form S-3 (File No. 333-133776).


/s/ Vitale, Caturano & Company, Ltd.

VITALE, CATURANO & COMPANY, LTD.

March 30, 2007
Boston, Massachusetts